PROSPECTUS SUPPLEMENT                       FILED PURSUANT TO RULE NO. 424(b)(3)
(To Prospectus dated May 1, 2001)                     REGISTRATION NO. 333-54662




                                   [LOGO] (SM)

                        1,000,000,000 Depositary Receipts
                             Retail HOLDRS(sm) Trust

         This prospectus supplement supplements information contained in the prospectus dated May 1, 2001, relating to the sale of up to 1,000,000,000 depositary receipts by the Retail HOLDRS(sm) Trust.

         The share amount specified in the table on page 10 of the base prospectus shall be replaced with the following:

                                                                            Share         Primary
                          Name of Company                    Ticker        Amounts    Trading Market
           -------------------------------------------       ------        -------    --------------
           Albertson's, Inc.                                  ABS             8            NYSE
           Amazon.com, Inc.                                   AMZN            7         Nasdaq NMS
           Best Buy Co., Inc.                                 BBY             4            NYSE
           Costco Wholesales Corporation                      COST            8         Nasdaq NMS
           CVS Corporation                                    CVS             7            NYSE
           Federated Department Stores                         FD             4            NYSE
           Kohl's Corporation                                 KSS             6            NYSE
           Lowe's Companies, Inc.                             LOW             7            NYSE
           RadioShack Corporation                             RSH             3            NYSE
           Safeway Inc.                                       SWY             9            NYSE
           Sears, Roebuck and Co.                              S              6            NYSE
           Target Corporation                                 TGT            16            NYSE
           The Gap, Inc.                                      GPS            16            NYSE
           The Home Depot, Inc.                                HD            40            NYSE
           The Kroger Co.                                      KR            15            NYSE
           The Limited, Inc.                                  LTD             8            NYSE
           The May Department Stores
               Company                                        MAY             6            NYSE
           The TJX Companies, Inc.                            TJX             5            NYSE
           Walgreen Co.                                       WAG            19            NYSE
           Wal-Mart Stores, Inc.                              WMT            36            NYSE

         The share amounts listed in the table above reflect all previous stock splits, dividends and business combination transaction.

            The date of this prospectus supplement is June 30, 2001.